SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2003

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

On April 23, 2003, XTO Energy Inc., a Delaware corporation (“the Company”), issued a press release announcing the completion of the private placement sale of $400 million of its 6¼% senior notes, which were issued at par. The notes mature on April 15, 2013. The net proceeds from the notes offering and the Company’s public common stock offering will be used to fund the recently announced property acquisition, to redeem the Company’s 8¾% senior subordinated notes and to pay down a portion of the borrowings under the Company’s bank revolving credit facility. The press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press release dated April 23, 2003 entitled “XTO Energy Completes Common Stock and Private Notes Offerings.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: April 24, 2003	By:	BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller